EXHIBIT 99


Nasdaq :  VCIC                 For additional information contact:
                               G.S. Donovan (708) 496-4200
                               K.K. Duttlinger (708) 496-4200
                               S.M. Schuster (630) 575-2342


           VISKASE COMPANIES, INC. ANNOUNCES RESULTS OF
              NASDAQ LISTING QUALIFICATIONS HEARING


CHICAGO, ILLINOIS, February 23, 2000 - Viskase Companies, Inc. (Nasdaq: VCIC) announced today that on February 3, 2000, the Company participated in a Nasdaq Stock Market, Inc. ("Nasdaq") hearing with respect to the continued listing of the Company's common stock on the Nasdaq SmallCap Market. On February 22, 2000, the Company was notified by Nasdaq that, effective as of the close of business on February 22, 2000, the Company's common stock would be delisted from the Nasdaq SmallCap Market.

The Company's common stock is eligible to trade on the OTC Bulletin Board. The Company expects, but there can be no assurance that, market makers will make a market in the Company's common stock. Investors should call their brokers for daily pricing and volume information.

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